UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000 Los Angeles California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series A Cumulative Redeemable Preferred Stock	REXR-PA	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 13, 2020, Rexford Industrial Realty, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, Rexford Industrial Realty, L.P. (the “Borrower”), Bank of America N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein. The Credit Agreement, among other matters, provides for a $500 million unsecured revolving credit facility (the “Revolver”) and a $100 million unsecured term loan facility (the “Term Loan”). Citibank, N.A. serves as Syndication Agent and BofA Securities, Inc., and Citigroup Global Markets, Inc. serve as Joint Lead Arrangers and Joint Bookrunners. The Credit Agreement amends and restates in its entirety that certain Second Amended and Restated Credit Agreement dated as of February 14, 2017, among the Company, the Borrower, Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein.

The Credit Agreement provides an initial $600 million unsecured borrowing capacity, comprised of the Revolver, which matures on February 13, 2024, and the Term Loan, which matures on February 14, 2022. Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower (i) may request additional lender commitments up to an additional $900 million, for a total aggregate capacity of $1.5 billion, which may be comprised of additional revolving commitments under the Revolver, an increase to the Term Loan, additional term loan tranches or any combination of the foregoing and (ii) may elect, for an additional fee, to extend the maturity date of the Revolver by six months up to two times, for a maximum maturity date of February 13, 2025.

Interest on the Credit Agreement, is generally to be paid based upon, at the Borrower’s option, either (i) LIBOR plus an applicable margin that is based upon the Company’s leverage ratio or (ii) the Base Rate (which is defined as the highest of (a) the federal funds rate plus 0.50%, (b) the administrative agent’s prime rate or (c) the Eurodollar Rate plus 1.00%) plus an applicable margin that is based on the Company’s leverage ratio. The margins for the Revolver range in amount from 1.05% to 1.50% per annum for LIBOR-based loans and 0.05% to 0.50% per annum for Base Rate-based loans, depending on the Company’s leverage ratio. The margins for the Term Loan range in amount from 1.20% to 1.70% per annum for LIBOR-based loans and 0.20% to 0.70% per annum for Base Rate-based loans, depending on the Company’s leverage ratio.

If the Company attains one additional investment grade rating by one or more of Standard & Poor’s or Moody’s Investor Services to complement the Company’s current investment grade Fitch rating, the Company may elect to convert the pricing structure under the Credit Agreement to be based on such rating. In that event, the margins for the Revolver will range in amount from 0.725% to 1.400% per annum for LIBOR-based loans and 0.00% to 0.45% per annum for Base Rate-based loans, depending on such ratings. The margins for the Term Loan will range in amount from 0.85% to 1.65% per annum for LIBOR-based loans and 0.00% to 0.65% per annum for Base Rate-based loans, depending on such rating. The Company will utilize existing interest rate swaps to fix LIBOR at 1.764% per annum until August 14, 2021, for the Term Loan.

In addition to the interest payable on amounts outstanding under the Revolver, the Company is required to pay an applicable facility fee, based upon the Company’s leverage ratio, on the aggregate amount of each lender’s Revolving Credit Commitment (whether or not such Revolving Credit Commitment is drawn), as defined in the Credit Agreement. The applicable facility fee will range in amount from 0.15% to 0.30% per annum, depending on the Company’s leverage ratio. In the event the Company converts the pricing structure to be based on an investment-grade rating, the applicable facility fee will range in amount from 0.125% to 0.30% per annum, depending on such rating.

The Credit Agreement is guaranteed by the Company and by all of the current and to-be-formed subsidiaries of the Borrower that own an Unencumbered Property (as defined in the Credit Agreement). The Credit Agreement is not secured by the Company’s properties or by equity interests in the subsidiaries that hold such properties.

The Credit Agreement includes a series of financial and other covenants that the Company must comply with in order to borrow under the Credit Agreement, including:

•	Maintaining a ratio of total indebtedness to total asset value of not more than 60%;

•	Maintaining a ratio of total secured debt to total asset value of not more than 45%;

•	Maintaining a minimum tangible net worth of at least the sum of (i) $2,061,865,500 and (ii) an amount equal to at least 75% of the net equity proceeds received by the Company after September 30, 2019;

•	Maintaining a ratio of adjusted EBITDA to fixed charges of at least 1.50 to 1.0;

•	Maintaining a ratio of total unsecured debt to total unencumbered asset value of not more than 60%; and

•	Maintaining a ratio of unencumbered NOI to unsecured interest expense of at least 1.75 to 1.0.

The Revolver and the Term Loan may be voluntarily prepaid in whole or in part at any time without premium or penalty other than customary LIBOR breakage costs. Amounts borrowed under the Term Loan and repaid or prepaid may not be reborrowed.

The Credit Agreement contains usual and customary events of default including defaults in the payment of principal, interest or fees, defaults in compliance with the covenants set forth in the Credit Agreement and other loan documentation, cross-defaults to certain other indebtedness, and bankruptcy and other insolvency defaults. If an event of default occurs and is continuing under the Credit Agreement, the unpaid principal amount of all outstanding loans, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

As of February 13, 2020, borrowings of $100 million were outstanding under the Term Loan and there were no amounts drawn on the Revolver.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On February 13, 2020, the Company, as parent, and the Borrower, as borrower, entered into (i) the Fifth Amendment to Credit Agreement (the “Fifth Amendment”) to amend the Credit Agreement, dated as of January 14, 2016 (as amended from time to time), among the Company, the Borrower, PNC Bank, National Association, as administrative agent and lender, and the other lenders named therein (the “PNC Credit Agreement”) and (ii) the First Amendment to Credit Agreement (the “First Amendment”) to amend the Credit Agreement, dated as of May 22, 2018 (as amended from time to time), among the Company, the Borrower, Capital One, National Association, as administrative agent and lender, and the other lenders named therein (the “Capital One Credit Agreement”). Among other things, the Fifth Amendment and the First Amendment conform the financial covenants in the PNC Credit Agreement and the Capital One Credit Agreement, respectively, to the financial covenants set forth in the Credit Agreement.

The foregoing summary of the Fifth Amendment and the First Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment and the First Amendment, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1

Third Amended and Restated Credit Agreement, dated as of February 13, 2020, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein.

10.2

Fifth Amendment to Credit Agreement, dated as of February 13, 2020, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., PNC Bank, National Association, as administrative agent and a lender, and the other lenders named therein.

10.3

First Amendment to Credit Agreement, dated as of February 13, 2020, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Capital One, National Association, as administrative agent and lender, and the other lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

February 14, 2020	/s/ Adeel Khan
Adeel Khan
Chief Financial Officer